Exhibit 99.1

Schedule A
Consolidated Obligation Bonds Committed to be Issued by the Federal Home Loan Bank of Dallas

							Rate Type/	Next	Initial
		Settlement	Maturity	Next		Call	Rate	Call	Coupon	Par
Trade Date	CUSIP	Date	Date	Pay Date	Call Type (1)	Style (2)	Sub-Type (3)(4)	Date	Rate	Amount
02/26/2018	3130ADR53	03/20/2018	03/20/2020	09/20/2018	Optional Principal Redemption	Bermudan	Fixed/ Constant	06/20/2018	2.350%	$100,000,000
02/27/2018	3130ADR61	03/06/2018	03/06/2020	09/06/2018	Non- Callable	N/A	Fixed/ Constant	N/A	2.270%	$100,000,000
02/27/2018	3130ADR79	03/20/2018	03/20/2020	09/20/2018	Non- Callable	N/A	Fixed/ Constant	N/A	2.300%	$10,000,000
02/27/2018	3130ADR87	03/06/2018	07/28/2020	07/28/2018	Non- Callable	N/A	Fixed/ Constant	N/A	2.350%	$25,000,000
02/27/2018	3130ADR95	03/06/2018	08/28/2020	08/28/2018	Non- Callable	N/A	Fixed/ Constant	N/A	2.375%	$25,000,000
02/27/2018	3130ADRA2	02/28/2018	10/30/2024	04/30/2018	Non- Callable	N/A	Fixed/ Constant	N/A	2.800%	$8,250,000
02/27/2018	3130ADRB0	02/28/2018	05/03/2024	05/03/2018	Non- Callable	N/A	Fixed/ Constant	N/A	2.750%	$11,130,000
02/27/2018	3130ADRC8	02/28/2018	05/30/2023	05/30/2018	Non- Callable	N/A	Fixed/ Constant	N/A	2.660%	$4,695,000
02/27/2018	3130ADRJ3	02/28/2018	11/30/2022	05/30/2018	Non- Callable	N/A	Fixed/ Constant	N/A	2.650%	$15,855,000
02/27/2018	3130ADRK0	02/28/2018	12/05/2022	06/05/2018	Non- Callable	N/A	Fixed/ Constant	N/A	2.670%	$7,320,000
02/27/2018	3130ADRL8	02/28/2018	12/30/2022	06/30/2018	Non- Callable	N/A	Fixed/ Constant	N/A	2.680%	$9,115,000

(1)    Call Type Description:

Optional Principal Redemption bonds (callable bonds) may be redeemed by the Bank in whole or in part at its discretion on predetermined call dates, according to the terms of the bond.
Scheduled Amortizing bonds repay principal based upon a predetermined amortization schedule, in accordance with the terms of the bond.

(2)    Call Style Description:

American - redeemable continuously on and after the first redemption date and until maturity.
Bermudan - redeemable on specified recurring dates on and after the first redemption date until maturity.
European - redeemable on a specific date only.
Multi-European - redeemable on particular dates only.
Canary - redeemable on specified recurring dates on and after the first redemption date until a specified date prior to maturity.

(3)    Rate Type Description:

Conversion bonds have coupons that convert from fixed to variable or from variable to fixed on a predetermined date, according to the terms of the bond; in some cases, the variable coupon may be subject to an interest rate cap.
Fixed bonds pay interest at constant or stepped fixed rates over the life of the bond, according to the terms of the bond.
Variable bonds pay interest at rates that reset periodically over the life of the bond based upon an index such as 1-month or 3-month LIBOR or the daily Federal Funds rate, according to the terms of the bond.

(4)    Rate Sub-Type Description:

Constant bonds pay interest at constant fixed rates over the life of the bond, according to the terms of the bond.
Step-Down bonds pay interest at decreasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Step-Up bonds pay interest at increasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Step-Up/Step-Down bonds pay interest at increasing fixed rates and then at decreasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Capped Floater bonds pay interest at variable rates subject to an interest rate ceiling, according to the terms of the bond.
Single Index Floater bonds pay interest at a rate that increases as an index rises and decreases as an index declines, according to the terms of the bond.